CONFIDENTIAL
LOAN AGREEMENT

Borrower:	Mesa Builders Inc. (“Mesa Builders”)

Lender:	Oxford Capital Services Inc. (“Oxford Capital”)

Structure:	Loan (“Loan”)

Date of Agreement:	February 18, 2005

Principal:	$54,990 USD.

Period:	2 years.

Loan Due:	February 18th, 2007

Interest:	10% annually

Terms:
At the end of two (2) years Mesa Builders shall arrange to pay Oxford Capital the principal plus interest. Interest is calculated at 10% annually. At any time during the term of this agreement Oxford Capital may at their discretion demand some or all of the principle plus owed interest.

Confidentiality:
The parties agree to keep this term sheet and its contents confidential and not to distribute it to, or discuss it with, any third party (other than the parties’ legal and financial advisors, who shall be informed of the confidential nature of this document) without the prior express written consent of the parties.

The undersigned parties hereby represent and warrant that this term sheet has been duly authorized, executed and delivered.

By Mesa Builders Inc:	By Oxford Capital Services Inc:

/s/ Julius Briner	/s/ Authorized Signature